UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 15, 2005
Date of Report (Date of earliest event reported):

Commission File Number: 333-115637

Cascade Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	41-2122221
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3405 Folsom Blvd., Suite 820, Folsom, California 95630
(Address of principal executive offices)

(888) 359-9565
(Issuer's telephone number, including area code)

Item 3.02 Unregistered Sale of Equity Securities

     On June 15, 2005, Cascade Energy, Inc., ("Cascade" or the "Company") executed three Secured Convertible Debentures (the "Notes") which were issued to international investors (the "Holders"). No underwriter was used; thus, no commission was paid on the sale of the Convertible Debentures. Pursuant to the terms of the convertible debentures, the Holders will receive 5% interest per annum commencing on June 15, 2005. The Holders will pay an aggregate amount of $3,000,000 in cash for the Notes and the notes are convertible, at the Holders' discretion, into shares of common stock of the Company at an conversion price of $0.50 per share. The Notes are due and payable in full on or before June 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2005

Cascade Energy, INC.

/s/ Sam Johal
Sam Johal,
President